UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road Ruian Economic Development District Ruian City, Zhejiang Province People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

On June 7, 2012, SORL Auto Parts, Inc. held its annual meeting of stockholders.  Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934.  The following matters were submitted to a vote of our stockholders.

1.	To elect seven directors to hold office until the 2013 annual meeting of stockholders and until their successors are elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Xiao Ping Zhang	12,840,569	160,512	––
Xiao Feng Zhang	12,833,069	168,012	––
Jung Kang Chang	12,831,569	169,512	––
Li Min Zhang	12,834,369	164,712	––
Zhi Zhong Wang	12,835,269	165,812	––
Yi Guang Huo	12,835,369	165,712	––
Jiang Hua Feng	12,839,312	161,769	––

2.	To ratify the appointment of EFP Rotenberg, LLP as the company’s independent registered public accounting firm for fiscal year 2012.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
17,785,507	253,162	32,536	––

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: June 12, 2012	/s/ Xiao PXiao Ping Zhang
Xiao PXiao Ping Zhang, Chief Executive Officer